UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Worthington Enterprises, Inc. (the “Registrant”) conducted a conference call on June 26, 2024, beginning at approximately 8:30 a.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the fourth quarter and fiscal year ended May 31, 2024. Additionally, the Registrant addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets for the coming months. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information contained in this Item 2.02 and in Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

The Registrant regularly discloses financial measures prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial measures. The Registrant believes non-GAAP financial measures provide additional information that allows for increased comparability of the performance of the Registrant’s ongoing operations from period to period.

During the conference call, the Registrant referred to free cash flow for the three months ended May 31, 2024. Free cash flow is a non-GAAP financial measure that management believes measures the Registrant's ability to generate cash beyond what is required for its business operations and capital expenditures. The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow for the three months ended May 31, 2024.

Fourth
Quarter
(In thousands)	2024
Net cash provided by operating activities	$45,169
Investment in property, plant and equipment	(11,336)
Free cash flow	$33,833

During the conference call, the Registrant referred to the ratio of net debt to trailing 12 months ("TTM") adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations, which is a non-GAAP financial measure that is used by the Registrant as a measure of leverage. Net debt to adjusted EBITDA from continuing operations is calculated by subtracting cash and cash equivalents from net debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt) and dividing the sum by adjusted EBITDA from continuing operations. The calculation of net debt to adjusted EBITDA from continuing operations for the 12 months ended May 31, 2024 is outlined below.

May 31,
(In thousands)	2024
Long-term debt	$297,695
Less: cash and cash equivalents	244,225
Net debt	$53,470

TTM adjusted EBITDA from continuing operations	$250,999

Net debt to TTM adjusted EBITDA from continuing operations	0.21

Additional non-GAAP financial measures referred to by the Registrant on the conference call, including reconciliations to the most comparable GAAP financial measures, are included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 25, 2024. Such Exhibit 99.1 includes a copy of the Registrant’s news release issued on June 25, 2024 (the “Financial News Release”) reporting results for the fourth quarter and fiscal year ended May 31, 2024. The Financial News Release was made available on the Registrant’s website throughout the conference call and will remain available on the Registrant’s website for at least one year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Fourth Quarter of Fiscal 2024 (Fiscal Quarter ended May 31, 2024), held on June 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	July 1, 2024	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary